ASSET ASSIGNMENT AGREEMENT

This Asset Assignment Agreement (“Agreement”) is entered into by and between Institute For Basic Research, Inc. a Florida corporation (“IBR”) and Thunder Fusion Corporation, a Florida corporation (“TFC”), and is effective as of the last date of execution set forth below.  IBR and TFC may be collectively referred to herein as the “Parties”.

WHEREAS, pursuant to this Agreement it is the intention of IBR to transfer and vest all rights, title ownership and interests in all of its internet website domain name assets to TFC in exchange for the consideration described herein; and

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.

The recitals set forth above are true and accurate and are an integral part of this Agreement.

2.

IBR hereby irrevocably assigns and transfers to TFC any and all rights, title, ownership and interests in all of IBR’s internet website domain name assets (the “Assets”), owned and hereinafter acquired by IBR including, but not limited to, all physical and intangible assets and intellectual property related to the Assets. TFC hereby accepts the irrevocable assignment and transfer of the Assets made by IBR and agrees to execute this Agreement.  Any additional Assets that that the Parties desire to specifically identify shall be included on Schedule “A” attached hereto.

3.

IBR agrees to execute any and all additional documents and agreements that may be necessary to consummate this assignment of the Assets and to facilitate transfer of ownership of the Assets to TFC.

4.

TFC, for and in consideration of the assignment and transfer of ownership of the Assets as well as the promises and conditions contained herein, hereby agrees to release, remit, remise and forever discharge IBR, its officers, directors, shareholders, representatives, agents, attorneys and assigns, from any and all claims that may exist between them including, civil actions, arbitration claims, tort claims, statutory claims, administrative claims, causes of action, claims at law and choses in equity, known or unknown, directly or indirectly relating to the respective businesses of the Parties, and any and all other matters whatsoever from the date of execution below back to the beginning of time.

5.

IBR, for and in consideration of the promises and conditions contained herein represents that it is the sole and exclusive owner of the Assets, that the Assets are not subject to any encumbrance that would prevent their transfer, that it has the authority to enter into this Agreement and, it hereby agrees to release, remit, remise and forever discharge TFC, its officers, directors, shareholders, representatives, agents, attorneys and assigns, from any and all claims that may exist between them including, civil actions, arbitration claims, tort claims, statutory claims, administrative claims, causes of action, claims at law and choses in equity, known or unknown, directly or indirectly relating to the respective businesses of the Parties, and any and all other matters whatsoever from the date of execution below back to the beginning of time.

6.

The invalidity of any portion of this Agreement shall not affect the validity of any other provision.  In the event that any provision of this Agreement is held to be invalid, the Parties agree that the remaining provisions shall remain in full force and effect.

7.

This Agreement reflects the complete agreement between the Parties regarding the subject matter identified herein and shall supersede all other agreements, either oral or written, between the Parties regarding such subject matter. The Parties stipulate that neither of them, nor any person acting on their behalf has made any representation except as is specifically set forth in this Agreement and each of the Parties acknowledges that they have not relied upon any representation of any third party in executing this Agreement, but rather have relied exclusively on their own judgment in entering into this Agreement.

8.

This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of state of Florida without regard to any statutory or common-law provision pertaining to conflicts of laws.  The Parties agree that courts of competent jurisdiction in Pinellas County, Florida and the United States District Court for the Middle District of Florida, Tampa Division, shall have jurisdiction with regard to any action arising out of any breach or alleged breach of this Agreement.  The Parties agree to submit to the personal jurisdiction of such courts and any other applicable court within the state of Florida.

9.

This Agreement and all transactions contemplated by this Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Florida without regard to any conflicts of laws, statutes, rules, regulations or ordinances.

10.

This Agreement may be executed in counterparts, each of which shall be deemed an original for all intents and purposes.

11.

The Parties to this Agreement declare and represent that:

a.

They have read and understand this Agreement;

b.

They have been given the opportunity to consult with an attorney if they so desire;

c.

They intend to be legally bound by the promises set forth in this Agreement and enter into it freely, without duress or coercion;

d.

They have retained signed copies of this Agreement for their records; and

e.

The rights, responsibilities and duties of the Parties hereto, and the covenants and agreements contained herein, shall continue to bind the Parties and shall continue in full force and effect until each and every obligation of the Parties under this Agreement has been performed.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below.

INSTITUTE FOR BASIC RESEARCH, INC.

Date: August 10, 2013

/s/: Dr. Ruggero M. Santilli

By: Dr. Ruggero M. Santilli, President

THUNDER FUSION CORPORATION

Date: August 10, 2013

/s/: Carla Santilli

   By: Carla Santilli, Secretary/Director

SCHEDULE “A”

ADDITIONAL ASSETS